Exhibit 10.10

EXCLUSIVE OPTION AGREEMENT FOR PURCHASE OF PATENT RIGHTS

This Agreement is made as of the date set forth above the signatures of the parties below (the “EFFECTIVE DATE”), by and between IEM INC., A Florida Corporation located in Palm Beach County (“IEM”) and CONNECTYX TECHNOLOGIES HOLDINGS

GROUP, INC., A Florida Corporation located in Palm Beach County (“CONNECTYX”).

RECITALS:

A.	WHEREAS, IEM is the sole owner of certain PATENT RIGHTS relating to US Patent 8,287,505 and has the right to grant exclusive licenses under said PATENT RIGHTS;

B.	WHEREAS, CONNECTYX desires to have the PATENT RIGHTS developed and commercialized; and

C.	WHEREAS, CONNECTYX desires a period of time in which to internally evaluate the PATENT RIGHTS, potential products and markets therefor, and in which to elect to negotiate a license.

D.	NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, the parties hereto agree as follows:

1.	Definition of PATENT RIGHTS

“PATENT RIGHTS” means any and all rights associated with US Patent 8,287,505

“OPHTHALMIC DROP DISPENSING TIP ASSEMBLY issued October 16, 2012.

2.	Grant of Option Right

IEM hereby grants CONNECTYX an option to pay Fifty-Thousand US Dollars for an exclusive worldwide, royalty-free, perpetual license available under the PATENT RIGHTS.

CONNECTYX may exercise the Option Right upon written notice to IEM received by Jerrold Pine at any time prior to the date that is one year after the EFFECTIVE DATE (the “Option Period”). If CONNECTYX does not elect to exercise the Option Right, or fails to exercise the Option Right during the Option Period, IEM shall be free to license its rights under the relevant PATENT RIGHTS to any third party and this Agreement shall terminate. If CONNECTYX does elect to exercise the Option Right, IEM and CONNECTYX shall negotiate in good faith a license agreement containing commercially reasonable terms and conditions. If IEM and CONNECTYX are unable to reach agreement within thirty (30) days after CONNECTYX has exercised the Option Right, this Agreement shall terminate. Thereafter, IEM may offer its rights in the PATENT RIGHTS to any third parties.

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3.	Limited License

IEM hereby grants CONNECTYX a limited use license to make and use but not sell during the Option Period and to practice the PATENT RIGHTS solely for the purpose of CONNECTYX’s internal evaluation of the PATENT RIGHTS in furtherance of this Agreement. During the Option Period, CONNECTYX shall use commercially reasonable efforts to evaluate the PATENT RIGHTS with a view toward creating a commercial product or process that will be covered by the PATENT RIGHTS.

4.	Option Fee

In consideration of the rights granted CONNECTYX under this Agreement, CONNECTYX shall pay a nonrefundable option fee to The US Patent Office equal to the 7.5 year maintenance fee of $1800.00 on the EFFECTIVE DATE.

5.	Payment of Patent Expenses

Upon exercise of the option right and execution of the documents contemplated by that option right CONNECTYX will pay all future fees for mantenance of the PATENT RIGHTS as required by the US Patent Office and have the usual and customary obligations of maintenance and defense of the Patent Rights.

6.	Extension of Option Period

CONNECTYX shall have the right to extend the Option Period for an additional six (6) month period by giving IEM written notice of such extension one month prior to the expiration of the Option Period. If CONNECTYX elects to extend the Option Period, then an option fee of $1000.00 shall be due and payable to IEM at the time written notice of such extension is provided to IEM.

7.	Termination for Default

In the event CONNECTYX commits a material breach of its obligations under this Agreement and fails to cure that breach within thirty (30) days after receiving written notice thereof, IEM may terminate this Agreement immediately upon written notice to CONNECTYX.

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9.	Termination by CONNECTYX

CONNECTYX shall have the right to terminate this Agreement, for any reason upon at least 30 days prior written notice to IEM, such notice to state the date at least 30 days in the future upon which termination is to be effective, and (ii) upon payment of all amounts due to IEM through such termination effective date. CONNECTYX shall not be responsible for patent-related expenses (including attorneys’ fees) in connection with obtaining or maintaining PATENT RIGHTS after such terminate date.

10.	Miscellaneous.

10.1	Representations, Warranties and Damages Disclaimers.

EXCEPT AS EXPRESSLY STATED HEREIN, IEM MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND CONCERNING THE PATENT RIGHTS AND TANGIBLE PROPERTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, VALIDITY OF PATENT RIGHTS CLAIMS, WHETHER ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE. NOTWITHSTANDING THE FOREGOING, IEM HEREBY REPRESENTS TO THE CONNECTYX THAT IT HAS THE FULL RIGHT POWER, CAPACITY AND AUTHORITY TO LICENSE AND DELIVER THE PATENT RIGHTS IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.

IN NO EVENT SHALL IEM, ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGES OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER IEM SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING.

10.2	Assignment

This Agreement is personal to CONNECTYX and no rights or obligations may be assigned by CONNECTYX, without the prior written consent of IEM; provided, however, CONNECTYX may assign this Agreement, with written notice to IEM, in connection with a merger, consolidation or sale of all or substantially all of the assets of CONNECTYX, so long as the assignee shall agree in writing to be bound by all the terms and conditions hereof prior to such assignment. Failure of such assignee to so agree shall be grounds for termination by IEM

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12.3	Governing Law.

This Agreement, and any disputes arising in connection herewith, shall be governed by and construed in accordance with the laws of Palm Beach County, Florida, irrespective of any conflicts of law principles.

12.4	Entire Agreement.

This Agreement constitutes the entire agreement between the parties with respect to the subject matter herein and supersedes all prior agreements or understanding between the parties relating to such subject matter.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under seal by their duly authorized representative.

THE EFFECTIVE DATE OF THIS AGREEMENT IS September 30, 2020.

IEM Inc.		CONNECTYX TECHNOLOGIES HOLDINGS GROUP, INC

By:		By:
Name:	Jerrold Pine	Name:	Paul Michaels
Title:	President	Title:	Interim CEO

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